MASTER LOAN AGENCY AGREEMENT


This Master Loan Agency Agreement ("Agreement") is made on August 11, 1999 (the "Effective Date"), by Goleta National Bank, a national banking association ("GNB"), and Ace Cash Express, Inc., a Texas corporation ("Ace"). GNB and Ace are collectively referred to in this Agreement as the "Parties."

A.       GNB's business, as a national bank, includes making loans.

B. GNB's business includes issuing cards that permit electronic access to bank accounts at GNB.

C. Ace's business includes the operation of locations at which various retail financial services are offered and sold by Ace ("Locations").

D. The Parties believe that it is beneficial for them to enter into arrangements under which GNB will make loans to Ace's customers at various Locations, GNB will issue cards to borrowers to access the loan proceeds in those borrowers' accounts at GNB, Ace will serve as administrative agent for GNB at various Locations in processing those loans, and Ace will purchase participations in those loans made by GNB.

In consideration of the foregoing and the mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I-- LOANS AND AGENCY

1.1      Bank  Loans.   This  Agreement   describes  and  governs  the  Parties'
         relationship regarding Bank Loans. A "Bank Loan" is a loan or extension of credit by GNB:

         (a) to a potential borrower who submits a loan application to GNB for a short-term loan and who, in GNB's judgment, meets the Credit Criteria (as defined below in this Section 1.1),

         (b) with a stated term of no more than 33 calendar days (but with up to three Renewals, as described and defined in Section 1.2), and

         (c) that is funded by GNB's credit to the borrower's deposit account at GNB that may be accessed electronically only by the borrower's use of a Card (as defined below in this Section 1.1).

         The "Credit Criteria" are the credit criteria that must be satisfied by a potential borrower to be eligible for a Bank Loan (including a Renewal), which have been established by GNB and are set forth on Exhibit A to this Agreement, as such credit criteria may be amended by GNB from time to time in its sole discretion by at least 90 days' prior Notice (as defined below in this Section 1.1) to Ace (with each such

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         amendment to be evidenced by a  superseding  Exhibit A); except that if the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System (the "Bank Regulatory Authority") requires or recommends that GNB change the Credit Criteria within 90 days, GNB shall give that Notice to Ace as far in advance of the change as is reasonably practicable. A "Card" is a plastic card issued to a borrower by GNB that, with the corresponding personal identification number ("PIN"), permits electronic access to the borrower's deposit account at GNB into which the Bank Loan is funded. A "Notice" is a written communication that complies with Section 11.3.

1.2 Terms of Bank Loans. The Bank Loans shall be made on the following terms:


         (a) Each initially funded Bank Loan must be in the amount (exclusive of interest or fees) of $100, or in any $50 increment above $100, up to a maximum of $500.

         (b) No more than one Bank Loan may be outstanding to any borrower at one time.

         (c) An initially funded Bank Loan may be renewed by GNB up to three consecutive times, for up to 33 calendar days each, only if, at the time each such renewal of a Bank Loan (a "Renewal") is requested, the borrower (i) satisfies the Credit Criteria applicable to that Renewal, (ii) pays all interest accrued (but not yet paid) to date on the principal amount of the Bank Loan, and (iii) repays at least five percent of the principal amount of the then outstanding Bank Loan.

         (d) The interest charged to the borrower for a Bank Loan may be up to the maximum rate of interest that GNB may charge from time to time under applicable law.

         GNB may (in its sole discretion) modify the terms of the Bank Loans set forth in this Section 1.2 upon Notice to Ace at least 90 days before the modification or, if the Bank Regulatory Authority requires or recommends that GNB modify the terms within 90 days, then as soon as reasonably practicable after that requirement or recommendation by the Bank Regulatory Authority. Except as otherwise provided in this Agreement, neither Party may charge a prospective borrower or a borrower any fee or other amount in connection with a Bank Loan (including a Renewal) or any other aspect or transaction described in this Agreement relating to a Bank Loan (including the issuance of a Card and the establishment or maintenance of a borrower's deposit account). Nothing in this Agreement, however, affects a Party's right to charge for any service or services rendered to its customers (who may also be prospective borrowers or borrowers) not in connection with any other transactions described in this Agreement relating to Bank Loans.

1.3 Agency Appointment. GNB hereby appoints Ace as GNB's agent, at the Locations at which Ace may legally so serve, to facilitate and provide administrative services regarding the Bank Loans in accordance with the terms of this Agreement. Ace hereby accepts that appointment and agrees to so serve as agent in accordance with the terms of this Agreement. In addition, Ace may invite franchisees of Ace or Ace's affiliates to enter into arrangements substantially similar to those in this Agreement, including serving as GNB's agents at their respective retail financial services locations to facilitate, and provide administrative services regarding, the Bank Loans ("Participating Franchisees") if all Participating Franchisees enter into an agreement with GNB similar to this Agreement; Ace agrees that it shall be and remain liable for all acts or omissions to act of all Participating Franchisees as GNB's agent under that agreement.

1.4 GNB Lending Activities. For or in connection with the Bank Loans, GNB shall:

         (a)      Establish, maintain, and monitor the Credit Criteria.

         (b) Provide to Ace appropriate application forms for Bank Loans, in electronic or paper format as agreed by the Parties.

         (c) Review and evaluate each completed application for a Bank Loan transmitted by Ace for a prospective borrower, and approve or deny that request within * after transmission of the application.

         (d) Create and maintain such forms of disclosure to prospective borrowers and borrowers as may be required by applicable law.

         (e)      Create  and  maintain  appropriate  documentation  as  may  be
                  required  by   applicable   law  in  the  event  that  a  loan
                  application is denied.

         (f) Create and maintain appropriate documentation for Bank Loans and provide it (through Ace) to each prospective borrower whose loan application has been approved by GNB, including an authorization from each borrower to allow GNB to grant Ace access to that borrower's information as contemplated by
                  Section 5.1.

         (g) Establish a deposit account at GNB for each borrower under a Bank Loan, and create appropriate account documentation and provide it (through Ace) to the borrower.

         (h) Fund the amount of the Bank Loan into the borrower's deposit account at GNB.

         (i) Issue a Card (including the corresponding PIN) to the borrower under Bank Loans thereby enabling the borrower to access the borrower's GNB Bank account.

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* Confidential  treatment  has  been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.
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         (j)      Develop  (to  the  extent  not  yet  developed)  and  maintain credit-evaluation and decision-making software at GNB's loan approval center ("Credit Software") that communicates with Ace's POS Software (as defined in Section 1.5) at each Location at which Bank Loans are offered, and maintain a national toll-free telephone access number for the purpose of that electronic communication.

         (k) Take all such other actions, other than those to be performed by Ace under this Agreement, as may be required or reasonably appropriate to make Bank Loans.

         (l) Reimburse Ace for all legal fees and expenses reasonably incurred by Ace in excess of $ * per year during the
                  effectiveness   of   this   Agreement   for   review   of  the
                  documentation used in connection with Bank Loans for compliance with applicable bank and lending laws, rules and regulations.

1.5 Agent Services. Ace shall, at GNB's reasonable direction in accordance with the terms of this Agreement, as GNB's agent at each Location at which Bank Loans are offered:

         (a) Obtain (if necessary) and maintain a PIN keypad, a magnetic card reader that can read the Cards, POS Software (as defined below in this Section 1.5), and the ability to connect to GNB's loan approval center through GNB's national toll-free telephone access number, all in such form as is reasonably acceptable to GNB.

         (b) Maintain signage reasonably acceptable to GNB indicating the availability of Bank Loans and, if the application forms are in paper format, copies of application forms for Bank Loans.

         (c) Provide GNB's application forms for Bank Loans to prospective borrowers who so request.

         (d) Upon request, assist each prospective borrower in completing an application form and transmit that completed application form for a Bank Loan to GNB for evaluation.

         (e) Deliver to each prospective borrower the appropriate form(s) of legally required disclosure (prepared by GNB).

         (f) Submit to each prospective borrower whose loan application has been approved by GNB the documentation required by GNB for a Bank Loan, or deliver to each prospective borrower whose loan application has been denied the loan denial documentation prepared by GNB.

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* Confidential  treatment  has  been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.
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         (g)      To the extent  required by GNB,  deliver to GNB the borrower's signed loan documentation (including the Bank Loan application and the promissory note) for a Bank Loan * after approval of the Bank Loan, with the delivery cost from Ace's regional office to (or as directed by) GNB to be paid by GNB.

         (h) Provide to each borrower GNB's forms to establish an account at GNB, assist (as requested) each borrower in completing the forms, deliver a Card (including the corresponding PIN) to each borrower under a Bank Loan as directed by GNB, and (to the extent required by GNB) deliver to GNB the borrower's signed Card and account authorization documents ( * after the execution of these documents, with the delivery cost from Ace's regional office to GNB to be paid by GNB).

         (i) Establish a bank account with Wells Fargo Bank (or another bank that is a part of the syndicate of banks lending to Ace) into which Ace will deposit payments regarding Bank Loans, including principal and interest and fees (other than the Ace Administrative Fee, as defined below in this Section 1.5) received from borrowers (the "Bank Loan Repayment Account").

         (j) Accept payments of Bank Loans as reasonably directed by GNB, and corresponding interest and fees (other than the Ace Administrative Fee), by or on behalf of borrowers and make the amounts so received available to GNB, no later than the next business day, for GNB to initiate a debit entry through the Automated Clearinghouse system against the Bank Loan Repayment Account; and transmit to GNB the paying borrower's name, GNB Bank account number, and amount paid immediately upon Ace's receipt (at a Location or otherwise) or any form of payment (whether paid by cash, check, or Automatic Clearinghouse transmission).

         (k) To the extent GNB does not require delivery by Ace of the loan documentation or Card and account authorization documentation, GNB hereby appoints Ace as custodian of all such documentation, and Ace shall maintain that documentation in safekeeping for the benefit of GNB.

         Ace shall develop or cause to be developed software, integrated with Ace's point-of-sale system at each such Location (the "POS System"), by which data and documents regarding Bank Loans or applications for Bank Loans may be transmitted to and received from GNB's loan approval center; that software actually developed by Ace is "POS Software." The only fee that Ace (for itself) may charge a prospective borrower or a borrower in connection with any Bank Loan or related transactions described in this Agreement is a one-time fee per person of up to $ * to establish an administrative relationship with Ace regarding any Bank Loans (the "Ace Administrative Fee"). GNB shall have no right to any Ace Administrative Fee.

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* Confidential  treatment  has  been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

1.6 Exclusivity. Subject to Section 8.4(d), the Parties' relationship shall be exclusive during the effectiveness of this Agreement in accordance with the following:

         (a) After the Testing Period (as defined in Section 1.7(f)), Ace shall not, directly or indirectly, offer in any of the Locations, anywhere in the United States of America, any short-term loan that is the same as or substantially similar to the Bank Loans (including any deferred check deposit service or product or similar "payday advance" permitted under applicable check-cashing statutes); except that (i) when Ace is unable, in light of applicable operational (including contractual) and regulatory requirements, to offer Bank Loans at a Location, Ace may offer short-term loans substantially similar to the Bank Loans, including payday advances, at that Location, and (ii) if any regulatory authority having jurisdiction over the check-cashing and related businesses of Ace requires or recommends that Ace cease to offer Bank Loans at any Location or Locations, Ace may cease to offer Bank Loans at that Location or those Locations and may offer short-term loans substantially similar to the Bank Loans, including payday advances, at that Location or those Locations. The Parties acknowledge that Ace's and its affiliates' franchisees are not bound by this Agreement, and may continue to offer such short-term loans without regard to this Agreement, unless they become Participating Franchisees as provided in Section 1.3.

         (b) GNB shall not, directly or indirectly, anywhere in the United States of America, offer or provide any Bank Loan or any short-term loan that is the same as or substantially similar to the Bank Loans through or with any other person; except GNB may make any short-term loan that is the same as or substantially similar to the Bank Loans to borrowers who apply in person at an office of GNB or to the limited extent required by applicable banking regulations.

         (c) Ace shall use commercially reasonable efforts to make Bank Loans available in all of its Locations as soon as reasonably practicable in light of operational and regulatory considerations.

         (d) The Parties anticipate that Ace will submit for GNB's approval completed applications satisfying the Credit Criteria for at least * Bank Loans (including Renewals) during each Year (as defined below in this Section 1.6(d)) commencing with the second Year after the Testing Period (the "Annual Application Number").

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*  Confidential  treatment  has been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                  If Ace submits for GNB's approval during a Year, commencing with the second Year, a number of completed applications satisfying the Credit Criteria for Bank Loans (including Renewals) that is * % of the Annual Application Number, then the Parties' exclusivity commitment, and (accordingly) the stated term of this Agreement in Section 4.1, shall be extended for an additional Year after the expiration date of this Agreement theretofore in effect. A "Year" is a consecutive 12-month period after the Testing Period that begins on the day after the Testing Period expires and on each anniversary of that day during the Term.

         (e) If Ace does not, however, submit for GNB's approval completed applications satisfying the Credit Criteria for at least * Bank Loans (including Renewals) during any Year, commencing with the second Year, then GNB may, within 30 days after the end of such Year, give Ace Notice of intent to terminate the Parties' continued exclusivity commitment under this Section
                  1.6. If, within 90 days after that Notice of intent to terminate exclusivity, Ace does not submit to GNB completed applications satisfying the Credit Criteria for at least * Bank Loans (including Renewals), then the Parties shall have no further exclusivity commitment under this Section 1.6. The termination of the Parties' exclusivity commitment shall not, however, affect the then effective stated term of this Agreement in Section 4.1.

1.7      Software  Development.   To  facilitate  the  process  for  Bank  Loans
         described in this Agreement, the Parties shall cooperate in developing the Credit Software and the POS Software as follows:

         (a) Ace will provide GNB information regarding the POS System for review and evaluation by or on behalf of GNB.

         (b) GNB will provide Ace information regarding the software that will serve as the basis for the Credit Software for review and evaluation by or on behalf of Ace.

         (c) The Parties will establish and agree upon the functionality requirements for the POS Software and the Credit Software. Each Party shall cooperate, at its own expense, with any reasonable request made by or on behalf of the other Party in connection with that other Party's development of its software (i.e., the POS Software or the Credit Software, as the case may be).

         (d) The POS Software developed by Ace shall be Ace's property, and no ownership rights in or to that POS Software are granted or transferred to GNB (or any subsidiary of GNB) in this Agreement or by GNB's (or any GNB subsidiary's) access to or use of the POS Software under this Agreement. The Credit Software developed by GNB shall be GNB's property, and no ownership rights in or to that Credit Software are granted or transferred to Ace in this Agreement or by Ace's access to or use of the Credit Software under this Agreement.


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*  Confidential  treatment  has been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.
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         (e)      Information provided by one Party to or for the benefit of the other Party under this Article 1.7 shall be Confidential Information in accordance with Article VII and may not be used for any purpose other than as provided in this Article 1.7.

         (f) Upon completion of the POS Software and the Credit Software, the Parties will cooperate to (i) conduct initial tests of the POS Software and the Credit Software at Ace's corporate headquarters and GNB's loan approval center, (ii) conduct a beta test of the POS Software and the Credit Software at a Location, and (iii) test the POS Software and the Credit Software in one or two Ace markets before offering Bank Loans in other Locations. The time period in which all such testing will occur is the "Testing Period," and the Testing Period shall expire on the date on which Bank Loans are first offered at 150 Locations or the first anniversary of the Effective Date, whichever is earlier.

1.8 Training. The Parties shall conduct training sessions for Ace's personnel regarding the proper use of equipment and the proper procedures to be followed in connection with offering and processing Bank Loans and applications for Bank Loans. That training will be provided at Ace's regional locations and corporate office with such frequency and on such schedule as the Parties shall determine.

1.9 Collection of Bank Loans. Contemporaneous with this Agreement, the Parties are entering into a Collection Servicing Agreement, under which is Exhibit B to this Agreement. To the extent that the terms of the Collection Servicing Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

1.10     Advertising.

         (a) Ace may, at its own expense, advertise and promote the availability of Bank Loans. For this purpose, GNB hereby grants Ace a nonexclusive and nontransferable license, during the effectiveness of this Agreement, to use GNB's trade names, trade marks, service marks, and logos (whether or not registered or protected or protectible) ("GNB Marks"). All uses of the GNB Marks must be approved in advance by GNB, such approval not to be unreasonably withheld or delayed. A list of current GNB Marks is set forth on Exhibit C to this Agreement. GNB is not granting to Ace any, and shall retain ownership of the GNB Marks. Ace shall discontinue all uses of the GNB Marks upon the expiration or termination of this Agreement.

         (b) GNB may, at its own expense, advertise and promote the availability of Bank Loans through the Locations at which Bank Loans are offered. For this purpose, Ace hereby grants GNB a nonexclusive and nontransferable license, during the effectiveness of this Agreement, to use Ace's trade names, trademarks, service marks, and logos (whether or not registered or protected or protectible) ("Ace Marks"). All uses of the Ace Marks must be approved in advance by Ace, such approval not to be unreasonably withheld or delayed. A list of current Ace Marks is set forth on Exhibit C to this Agreement. Ace is not granting to GNB any, and shall retain ownership of the Ace Marks. GNB shall discontinue all uses of the Ace Marks upon the expiration or termination of this Agreement.

ARTICLE II-- LOAN PARTICIPATION



2.1 Participation Agreement. Contemporaneous with this Agreement, the Parties are entering into a Master Loan Participation Agreement under which GNB agrees to sell to Ace, and Ace agrees to purchase from GNB, a
         * % participation in each of the Bank Loans made by GNB. That Master Loan Participation Agreement is Exhibit D to this Agreement.

ARTICLE III--  REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Representations and Warranties by GNB. GNB represents and warrants to Ace as follows:

         (a) GNB has full legal right, power and authority to enter into and perform this Agreement.

         (b)      This  Agreement  has  been  duly   authorized,   executed  and
                  delivered by GNB and constitutes the legal, valid and binding agreement of GNB.

         (c) No consent, approval, authorization or order of any governmental agency or authority, except those disclosed to Ace in writing by GNB, is required to be obtained by GNB to permit it to perform its obligations under this Agreement.

         (d) There is no order, action, suit, proceeding, claim, arbitration or investigation by any person, including any governmental authority, pending, issued or outstanding against GNB as a party or, to the knowledge of GNB, threatened against GNB that challenges GNB's right to execute, deliver, perform under or consummate the transactions described in this Agreement.

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*  Confidential  treatment  has been  requested  for  certain  portions  of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         (e) To the extent related to the services offered and provided by GNB under this Agreement:

                   (i) all federal, state and local laws and regulations have been complied with in all material respects relating to this Agreement;

                   (ii) any and all licenses, permits and other authorizations required of GNB by federal, state or local laws (the "GNB Authorizations") have been obtained, are in full force and effect and are valid under applicable federal, state and local laws; and

                   (iii) the continuation, validity and effectiveness of all of the GNB Authorizations shall not be impaired or adversely affected by the terms hereof.

         (f) The Confidential Information of Ace previously provided by GNB has been kept secret and has not been disclosed by GNB to any person who is not under a written agreement with GNB or other legal obligation to hold such Confidential Information in confidence.

3.2      Covenants by GNB.  GNB covenants with ACE as follows:

         (a) GNB will cooperate with Ace regarding any inspections or investigations by any governmental agency or authority that may occur during the Term (as defined in Article IV).

         (b) GNB will promptly give Notice to Ace of any order, action, suit, proceeding, claim, arbitration, or investigation by any person, including any governmental authority, that is filed, issued, or threatened against GNB that challenges GNB's legal right to perform its obligations under this Agreement.

         (c)      GNB  will  maintain  the  effectiveness  of  all  of  the  GNB
                  Authorizations,   or  will  obtain  new  or   additional   GNB
                  Authorizations, as necessary to permit it to perform its obligations under this Agreement.

         (d) When developed, the Credit Software will not, to the best knowledge of GNB, infringe upon the proprietary rights, including patent, copyright or trade-secret rights, of any other person.

         (e) The Credit Software will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data.

         (f) GNB will pay Ace the portion of the ATM charges received by GNB described in, and in accordance with, Exhibit E to this Agreement.

         (g) GNB shall comply in all material respects with all legal and regulatory requirements, including bank and lending laws, rules, and regulations, imposed on or applicable to it in connection with the performance of its obligations and its other activities under this Agreement.

3.3 Representations and Warranties by Ace. Ace represents and warrants to GNB as follows:


         (a) Ace has full legal right, power and authority to enter into and perform this Agreement.

         (b)      This  Agreement  has  been  duly   authorized,   executed  and
                  delivered by Ace and constitutes the legal, valid and binding agreement of Ace.

         (c) No consent, approval, authorization or order of any governmental agency or authority, except those disclosed to GNB in writing by Ace, is required to be obtained by Ace to permit it to perform its obligations under this Agreement.

         (d) There is no order, action, suit, proceeding, claim, arbitration or investigation by any person, including any governmental authority, pending, issued or outstanding against Ace as a party or, to the knowledge of Ace, threatened against Ace that challenges Ace's right to execute, deliver, perform under or consummate the transactions described in this Agreement.

         (e) To the extent related to the services offered and provided by Ace under this Agreement:

                   (i) all federal, state and local laws and regulations have been complied with in all material respects relating to this Agreement;

                   (ii) any and all licenses, permits and other authorizations required of Ace by federal, state or local laws (the "Ace Authorizations") have been obtained, are in full force and effect and are valid under applicable federal, state and local laws; and

                  (iii) the continuation, validity and effectiveness of all of the Ace Authorizations shall not be impaired or adversely affected by the terms hereof.

         (f) The Confidential Information of GNB previously provided to Ace has been kept secret and has not been disclosed by Ace to any person who is not under a written agreement with Ace or other legal obligation to hold such Confidential Information in confidence.

3.4      Covenants by Ace.  Ace covenants with GNB as follows:

         (a) Ace will cooperate with GNB regarding any inspections or investigations by any governmental agency or authority that may occur during the Term.

         (b) Ace will promptly give Notice to GNB of any order, action, suit, proceeding, claim, arbitration, or investigation by any person, including any governmental authority, that is filed, issued, or threatened against Ace that challenges Ace's legal right to perform its obligations under this Agreement.

         (c)      Ace  will  maintain  the  effectiveness  of  all  of  the  Ace
                  Authorizations,   or  will  obtain  new  or   additional   Ace
                  Authorizations, as necessary to permit it to perform its obligations under this Agreement.

         (d) When developed, the POS Software will not, to the best knowledge of Ace, infringe upon the proprietary rights, including patent, copyright or trade-secret rights, of any other person.

         (e) The POS Software will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data.

         (f) Ace will pay GNB the fees for the Cards and the Loan Participation Pfocessing Fees described in, and in accordance with, Exhibit E to this Agreement; Ace shall have no right to any such fees.

         (g) As GNB's agent with respect to Bank Loans, Ace will follow GNB's reasonable instructions in accordance with the terms of this Agreement.

         (h) Ace shall comply in all material respects with all legal and regulatory requirements, including check-cashing laws, rules, and regulations, imposed on or applicable to it in connection with the performance of its obligations and its other activities under this Agreement.

ARTICLE IV-- TERM AND TERMINATION

4.1 Term of Agreement. Unless earlier terminated as provided in Section 4.2, this Agreement shall expire at 11:59:59 p.m., Central Time, on the later of (a) the fifth anniversary of the date on which the Testing Period expires or (b) the date on which the exclusivity period provided by Section 1.6 expires. As used herein, the "Term" of this Agreement begins on the date hereof and shall continue until this Agreement expires or is terminated earlier under Section 4.2.

4.2      Termination.  A Party may terminate this Agreement as follows:


         (a) Either Party may terminate this Agreement immediately upon Notice if:

                  (i) the other Party makes a general assignment of all or substantially all of its assets for the benefit of creditors;

                  (ii) the other Party applies for, consents to or acquiesces in the appointment of a receiver, trustee, custodian or liquidator for its business or all or substantially all of its assets, including a receivership or custody relationship imposed by a governmental or quasi-governmental regulatory authority; or

                  (iii) the other Party files a voluntary petition for relief under the United States Bankruptcy Code or other bankruptcy or insolvency laws; or

                  (iv) an involuntary bankruptcy or insolvency petition filed against the other Party is not dismissed within 90 days.

         (b) Either Party may terminate this Agreement on ten business days' Notice upon the other Party's refusal or failure to make any payment due under this Agreement which is not cured within such ten business-day period. Such termination shall be effective immediately upon expiration of such cure period unless the defaulting Party cures such default within the applicable cure period.

         (c) Either Party may terminate this Agreement upon 30 business days' Notice upon the occurrence of any material breach or default by the other Party under this Agreement (other than as described in Section 4.2(b)) which is not cured within such 30 business-day period.

         (d) Ace may terminate this Agreement upon 60 business days' Notice if any change in the Credit Criteria or in the terms of the Bank Loans (stated in Section 1.2) by GNB, in Ace's judgment, has adversely affected or would adversely affect the market for Bank Loans.

         (e) Either party may terminate this Agreement upon 30 business days' Notice if the Bank Regulatory Authority requires or recommends that GNB cease making Bank Loans, in whole or in part, as provided for under this Agreement, or imposes such conditions on GNB's making of Bank Loans as would have a material adverse effect on GNB's ability to make Bank Loans as provided for under this Agreement, as confirmed to Ace by GNB's bank regulatory counsel.

4.3 Restrictions on Termination. A Party may not terminate this Agreement if the event or circumstance described in Section 4.2 upon which that Party would rely in so terminating, was caused by that Party's breach of or default under this Agreement. Termination rights to the Party under Section 4.2 are not exclusive of any other right or remedy available to or granted to a nonbreaching or nondefaulting Party under this Agreement.

4.4 Change of Control. Each Party agrees to Notify the other Party if the first Party's board of directors votes or consents to change, or to recommend to that Party's shareholders that they vote or consent to change, the control of that Party or its business. Regardless of any change and any Notice thereof in accordance with the preceding sentence, the Parties will remain obligated under this Agreement until this Agreement expires or is terminated according to its terms.

4.5 Post-Termination Obligations. Upon the expiration or termination of this Agreement, each Party will remit to the other Party all amounts owing to such Party at the time of such expiration or termination. Each Party will also remain liable until it has fulfilled all of its obligations to the other Party that arose or accrued before the expiration or termination date.

ARTICLE V-- ACCESS; INSPECTION RIGHTS

5.1      Loan Databases.

         (a) GNB shall maintain a database of information regarding all Bank Loans, including information regarding the borrower's name, the Card number associated with the borrower's deposit account, the balance in such account, the Bank Loan funding and payment history, and the Location (or, if applicable, the Participating Franchisee location) through which the Bank Loan was originated and facilitated. GNB shall allow Ace access to that database at any time during the Term and shall coordinate with Ace regarding any software and hardware necessary to access such database.

         (b) Ace shall maintain a database of information regarding the payment history of all Bank Loans, including information regarding the paying borrower's name, GNB Bank account number, and amount paid. Ace shall allow GNB access to that database at any time during the Term and shall coordinate with GNB regarding any software and hardware necessary to access such database.

5.2 Inspection Rights. During the Term, but no more often than once each calendar year during the Term (or more often only as necessary to comply with requirements of the Bank Regulatory Authority or of any regulatory authority having jurisdiction over the check-cashing and related businesses of Ace or if there is a material discrepancy identified through the electronic monitoring of the databases described in Section 5.1), either Party may request an inspection of the financial or other books and records of the other Party relating to this Agreement by giving at least 30 days' prior Notice to the other Party. Any such inspection shall be conducted only during the regular business hours of the other Party, or at such other reasonable time to which the other Party may consent, and without any unreasonable disruption of the other Party's business operations. If, based upon the results of any such inspection, a Party claims or intends to claim any additional funds are owing from the other Party, then (a) such Party shall, within ten business days after its receipt of the results of that inspection, submit to the other Party a copy of the results of that inspection, and (b) the other Party shall have ten business days to review and, if it chooses, object to those results by giving notice of its objection to the Party conducting the inspection. Any Dispute regarding the results of that inspection that is not resolved by the Parties' agreement within ten business days after the other Party's notice of objection to the inspecting Party shall be settled in accordance with Section 8.6. The disputed results of any inspection shall not be binding on the other Party for purposes of this Section
         5.2 until the Dispute has been resolved by the Parties' agreement or in accordance with Section 8.6. The cost of such inspection shall be paid by the inspecting Party.

ARTICLE VI-- NONSOLICITATION

6.1 Nonsolicitation. During the Term and the first year after the expiration or termination of this Agreement, a Party may not directly or indirectly solicit for employment or employ any employee of the other Party or any of the other Party's affiliates or induce or attempt to induce any employee of the other Party or any of the other Party's affiliates to terminate that employee's employment relationship; except that:

         (a) general solicitations of employment published in journals, newspapers, or other publications of general circulation and not specifically directed toward any employee or group of employees of the other Party or any of the other Party's affiliates shall not be deemed a violation of this Section 6.1; and

         (b) a Party shall not be prohibited from employing any person who contacts that Party or any of that Party's affiliates on that person's own initiative and without any solicitation, directly or indirectly, by that Party or any of that Party's affiliates.

ARTICLE VII--  CONFIDENTIAL INFORMATION

         7.1 Confidential Information. Each Party shall keep confidential the following information ("Confidential Information") acquired by it under or in connection with this Agreement:


         (a) Information relating to the other Party's business, financial condition or performance, or operations that the other Party treats as confidential or proprietary.

         (b) Copies of records and other information obtained from that Party's examination of the other Party's records under Article V.

         (c) The terms and performance of, any breach under, or any Dispute (as defined in Section 8.6) regarding this Agreement.

         (d) The Parties' conduct, decisions, documents, and negotiations as part of, and the status of, any proceedings to resolve any Dispute.

         (e) Any other information, including the POS Software and the Credit Software and the information used in the development or implementation of the POS Software and the Client Software, whether in a tangible medium or oral and whether proprietary to the other Party or not, that is marked or clearly identified by the other Party as confidential or proprietary.

         A Party may not use any of the other Party's Confidential Information other than as required to perform its obligations or exercise its rights and remedies, including as part of the resolution of any Dispute, under this Agreement.

         7.2 Excluded Information. A Party has no obligation under this Article VII regarding any information, including information that would otherwise be Confidential Information, to the extent that the information:

         (a) is or becomes publicly available or available in the industry other than as a result of any breach of this Agreement or any other duty of that Party; or

         (b) is or becomes available to that Party from a source that, to that Party's knowledge, is lawfully in possession of that information and is not subject to a duty of confidentiality, whether to the other Party or another person, violated by that disclosure.

         7.3 Standard of Care. Each Party shall use at least the same degree of care in maintaining the confidentiality and restricting the use of the other Party's Confidential Information as that Party uses with respect to its own proprietary or confidential information, and in no event less than reasonable care.

         7.4 Permitted Disclosures. A Party may disclose Confidential Information to its officers, directors, agents, or employees as necessary to give effect to this Agreement. Each Party shall inform each of those persons to whom any Confidential Information is communicated of the obligations regarding that information under this
         Article VII and impose on that person the obligation to comply with this Article VII regarding the Confidential Information. Each Party shall be responsible for any breach of that Party's obligations under this Article VII by its officers, directors, agents, or employees.

         7.5 Required Disclosures. Each Party may disclose Confidential Information in response to a request for disclosure by a court or other governmental authority, including a subpoena, court order, or audit-related request by a taxing authority, if that Party:

         (a) promptly Notifies the other Party of the terms and the circumstances of that request;

         (b) cooperates with the other Party's reasonable instructions (if any) to resist or narrow that request;

         (c) furnishes only information that, according to advice of its legal counsel, that Party is legally compelled to disclose; and

         (d) uses commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.

         A Party need not comply with these conditions to disclosure, however, to the extent that the request or order of the governmental authority in effect prohibits that compliance. A Party may also disclose Confidential Information without complying with these conditions to the extent that the Party is otherwise legally obligated to do so (for example, to comply with applicable securities and/or banking laws), as confirmed by advice of counsel.

         7.6 Title to Information. The Confidential Information of a Party disclosed by it to the other Party under this Agreement shall remain the property of the disclosing Party; nothing in this Agreement grants or conveys to the other Party any ownership rights in, or (except as expressly stated in this Agreement) rights to use or license, any of that Confidential Information.

         7.7 Survival; Return. The obligations under this Article VII shall continue on and after the expiration or termination of this Agreement. Upon request of the disclosing Party upon or after the expiration or termination of this Agreement, the other Party shall return or, if requested by the disclosing Party, destroy the Confidential Information of the disclosing Party that it holds. The requested return or destruction shall include removal or deletion of Confidential Information from all data bases and magnetic media of the other Party.

ARTICLE VIII-- INDEMNIFICATION AND REMEDIES

8.1 Indemnification by GNB. GNB shall indemnify Ace and its officers, directors, agents, attorneys and affiliates (collectively, "Ace Indemnified Persons") against, and hold Ace and the Ace Indemnified Persons harmless from, the following:

         (a) * of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs (including reasonable attorneys' fees and expenses) and damages asserted against Ace or any Ace Indemnified Person or incurred by Ace or any Ace Indemnified Person (collectively, "Ace Losses") by reason of, resulting from, or relating to any Third-Party Claims (as defined below in this Section 8.1) asserted against Ace or any Ace Indemnified Person, except any Third-Party Claims described in
                  Section 8.1(b) or Section 8.1(c).

         (b) All Ace Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against Ace or any Ace Indemnified Person based on any Infringement (as defined below in this Section 8.1) or alleged Infringement by any of the GNB Marks or the Credit Software.

         (c) All Ace Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against Ace or any Ace Indemnified Person in which, or in connection with which, GNB or any GNB Indemnified Person (as defined in Section 8.2) admits or acknowledges, or any court or other governmental authority or arbitrator finds or otherwise determines, that GNB or any GNB Indemnified Person has committed (by act or omission) any willful misconduct.

         GNB shall not be obligated to indemnify Ace or any Ace Indemnified Person, or hold Ace or any Ace Indemnified Person harmless from, any Ace Losses by reason of, resulting from, or relating to any Third-Party Claims (i) based on any Infringement or alleged Infringement by any of the Ace Marks or the POS Software, or (ii) in which, or in connection with which, Ace or any Ace Indemnified Person admits or acknowledges, or any court or other governmental authority or arbitrator finds or determines, that Ace or any Ace Indemnified Person has committed (by act or omission) any willful misconduct. A "Third-Party Claim" is any claim of liability asserted against a Party by any person other than Ace or any Ace Indemnified Person or GNB or any GNB Indemnified Person arising out of a Bank Loan or the services or products provided under this Agreement by either Party. "Infringement" means any infringement of any copyright established in, infringement of any patent duly issued in, or misappropriation of any trade secret protected in the United States of America.


---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

8.2 Indemnification by Ace. Ace shall indemnify GNB and its officers, directors, agents, attorneys and affiliates (collectively, "GNB Indemnified Persons") against, and hold GNB and the GNB Indemnified Persons harmless from, the following:

         (a) * of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs (including reasonable attorneys' fees and expenses) and damages asserted against GNB or any GNB Indemnified Person or incurred by GNB or any GNB Indemnified Person (collectively, "GNB Losses") by reason of, resulting from, or relating to any Third-Party Claims asserted against GNB or any GNB Indemnified Person, except any Third-Party Claims described in Section 8.2(b) or Section 8.2(c).

         (b) All GNB Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against GNB or any GNB Indemnified Person based on any Infringement or alleged Infringement by any of the Ace Marks or the POS Software.

         (c) All GNB Losses by reason of, resulting from, or relating to any Third-Party Claims in which or in connection with which, Ace or any Ace Indemnified Person admits or acknowledges, or any court or governmental authority or arbitrator finds or otherwise determines, that Ace or any Ace Indemnified Person has committed (by act or omission) any willful misconduct.

         Ace shall not be obligated to indemnify or hold harmless GNB or any GNB Indemnified Person regarding any GNB Losses by reason of, resulting from, or relating to any Third-Party Claims (i) based on any Infringement or alleged Infringement by any of the GNB Marks or the Credit Software, or (ii) in which, or connection with which, GNB or any GNB Indemnified Person admits or acknowledges, or any court or other governmental authority or arbitrator finds or otherwise determines, that GNB or any GNB Indemnified Person has committed (by act or omission) any willful misconduct.

8.3 Defense of Certain Third-Party Claims. Each Party shall promptly give Notice to the other Party of any Third-Party Claim asserted against the notifying Party (though the failure to give any such Notice shall not affect any rights or remedies of the Parties or any GNB Indemnified
         Person or any Ace Indemnified Person except to the extent that such failure impairs or prejudices the defense of the Third-Party Claim). If a Third-Party Claim is asserted against either Party, any GNB
         Indemnified Person, or any Ace Indemnified Person and GNB does not acknowledge or admit any indemnification obligation under Section 8.1(b) or Section 8.1(c), then:





---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         (a) Ace shall be entitled to assume and conduct the defense and settlement of that Third-Party Claim, with counsel chosen by Ace, though no such settlement shall be binding on GNB or any GNB Indemnified Person without its written consent, which may not be unreasonably withheld or delayed;

         (b) subject to Section 8.3(c), Ace shall treat that Third-Party Claim as subject to Sections 8.1(a) and 8.2(a); and

         (c)      if it is  subsequently  determined in accordance  with Section
                  8.6 or by the Parties' agreement that the Third-Party Claim is subject to Sections 8.1(b), Section 8.1(c), Section 8.2(b), or
                  Section 8.2(c) (rather than Sections 8.1(a) and 8.2(a)) then the responsibility for Ace Losses or GNB Losses, or both, shall be allocated in accordance with the applicable provision or provisions of Sections 8.1 and 8.2.

         Nevertheless, if Ace acknowledges or admits its indemnification obligation under Section 8.2(b) or Section 8.2(c), Ace need not comply with Section 8.3(b) and need not obtain the consent of GNB or any GNB Indemnified Person to any settlement.

8.4      Force Majeure.

         (a) Neither Party shall be in breach or default of its obligations under this Agreement to the extent that delay or failure in its performance is caused by an act of God, fire, flood, severe weather conditions, utilities or telecommunications failures, materials shortage, unavailability of transportation, government ordinance, laws, regulations or restrictions, events of war or civil disorder or any other cause beyond the reasonable control of that Party. However, nothing in this Section 8.4 shall relieve any Party from its obligations to make payments to the other Party as provided in this Agreement.

         (b)      If a Party  anticipates  any excusable  delay or failure under
                  Section 8.4(a), it shall promptly Notify the other Party of the anticipated delay or failure, the anticipated effect of that delay or failure and any actions that are being or are to be taken to alleviate or overcome the cause of the delay or failure.

         (c)      If a Party is claiming  an  excusable  delay or failure  under
                  Section 8.4(a), it shall use commercially reasonable efforts to alleviate or overcome the cause of the delay or failure as soon as possible.

         (d) If a Party is unable to perform due to an excusable delay or failure under Section 8.4(a), and such delay or failure continues for more than 72 hours, then the exclusivity restrictions of Section 1.6 binding on the Party entitled to performance shall be suspended until the Party whose
                  performance   is  impaired   can  again   fully   perform  its
                  obligations.

8.5 Insurance. The Parties shall make good faith efforts to obtain insurance against loss for acts or omissions to act by the Parties as provided for in this Agreement. To the extent the Parties mutually determine that insurance covering Third-Party Claims is available on commercially reasonable terms (including premium costs), the Parties will obtain and maintain such insurance coverage during the Term. The amount of the insurance coverage will be as mutually determined by the Parties. The premium costs for that insurance policy shall be paid * by Ace and * by GNB. The Parties shall be designated loss payees under that insurance policy in accordance with their respective responsibility regarding Third-Party Claims under this Article VIII.

8.6 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or validity hereof ("Dispute"), shall be settled by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the American Arbitration Association ("AAA") in effect as of the date of the Dispute and in accordance with the following subsections of this
         Section 8.6. (In the event of any inconsistency between the Rules and the arbitration provisions of this Section 8.6, the latter shall control.)

         (a) The arbitration shall be conducted by a sole arbitrator who has experience in or is otherwise familiar with the kinds of business to which this Agreement relates and is not, and has not been, an affiliate or a family member of either Party. In the event an arbitrator who has such experience or familiarity cannot be found, then the Parties shall appoint an arbitrator who is mutually satisfactory to them. Such arbitrator shall be appointed by the Parties within 15 days from the filing of the Demand and Submission in accordance with Section 7 of the Rules. If the Parties fail to agree upon a sole arbitrator within such 15-day period and fail to agree to an extension of such period, the arbitration shall be conducted by a sole arbitrator appointed by the AAA in accordance with Section 14 of the Rules. The arbitrator appointed shall be knowledgeable in the subject matter of the Dispute.

         (b) The place of arbitration shall be Phoenix, Arizona, and the final decision or award of the arbitrator shall be issued at the place of arbitration. The arbitrator may, however, call and conduct hearings and meetings at such other places as (i) the Parties hereby may agree or (ii) the arbitrator may, on the motion of a Party, determine to be necessary to obtain significant testimony or evidence.

         (c) The arbitrator shall have the power to authorize all forms of discovery (including depositions, interrogations and document production) on a showing of particularized need that the requested discovery (i) is likely to lead to material evidence needed to resolve the controversy and (ii) is not excessive in scope, timing, or cost.

---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         (d) The arbitrator shall not have the power to (i) rule upon or grant any extension, renewal or continuance of this Agreement,
                  (ii) award damages or other remedies expressly prohibited by this Agreement, or (iii) grant interim injunctive relief before rendering the final decision or award. Nevertheless, either of the Parties may apply for and obtain temporary or provisional injunctive relief from any court having jurisdiction over one or both of the Parties or their assets regarding any violation or alleged violation by the other Party of its obligations under this Agreement.

         (e) The final decision or award of the arbitrator shall be made as soon as reasonably practicable after the appointment of the arbitrator under Section 8.6(a). Such a final decision or award may include (i) recovery of actual damages for violation of any obligations under this Agreement or of governing law or
                  (ii) injunctive relief against threatened or actual violations of any obligations under this Agreement or of governing law.

         (f) The final decision or award of the arbitrator shall be final and binding on the Parties, and judgment upon such final decision or award may be entered in any court having jurisdiction over one or both of the Parties or their assets. The Parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made before the final decision or award of the arbitrator.

         (g) Subject to the final decision or award of the arbitrator, each of the Parties shall bear an equal portion of the arbitrator's fees and expenses, and each shall bear all of its own expenses. The arbitrator shall have the power, however, to award recovery of all fees and expenses (including attorneys' fees, administrative fees, arbitrator's fees and court costs) to the prevailing Party in the arbitration.

8.7 Equitable Relief. To the extent that monetary relief is not a sufficient remedy for any breach of this Agreement, or upon any breach or impending breach of Articles VI or VII, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief shall be sought through arbitration in accordance with Section 8.6, except as permitted by Section 8.6(d).

8.8 Waiver of Remedies. No forbearance, delay, or indulgence by either Party in enforcing this Agreement shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of this Agreement.

8.9 Survival. The rights, remedies, and obligations under this Article VIII shall continue on and after the expiration or termination of this Agreement.

8.10 Certain Damages. Under no circumstance shall a Party be liable under this Agreement for any punitive or exemplary damages (however described) or for any consequential, indirect, special or incidental damages (however described), even if a possibility those damages was disclosed or otherwise known to that Party. A Party may not claim or receive as damages in any claim or proceeding against the other Party alleging that other Party's breach or default of this Agreement any amounts paid or incurred by the claiming Party in fulfilling its indemnification obligations in connection with Third-Party Claims in accordance with Sections 8.1 through 8.3.

8.11 Interest on Past Due Amounts. All amounts due under this Agreement, but remaining unpaid for 30 days after Notice of non-payment (if so elected by the Party entitled to the payment), shall bear interest at a rate per annum equal to the prime rate set forth in the Money Rates section of The Wall Street Journal plus two percent (2%) until those amounts are paid in full.

ARTICLE IX-- PREEMPTIVE AND REFUSAL RIGHTS

9.1 Preemptive and Refusal Rights Agreement. Contemporaneous with this Agreement, the Parties and Electronic Paycheck, LLC, a California limited liability that is a subsidiary of GNB, are entering into a Preemptive and Refusal Rights Agreement, which is Exhibit F to this Agreement.

ARTICLE X-- SERVICE LEVEL AGREEMENT

10.1 Service Level Agreement. Contemporaneous with this Agreement, the Parties are entering into a Service Level Agreement, which is Exhibit G to this Agreement.


ARTICLE XI-- MISCELLANEOUS

11.1 Parties' Relationship. The Parties are independent, and this Agreement does not create or evidence a partnership or joint venture between the Parties. Each Party is solely responsible for its own employees, including the compensation and the actions or omissions of those employees, and neither Party has any authority with respect to the other Party's employees.

11.2 Governing Law. California law governs this Agreement and the rights and obligations of the Parties under this Agreement, including the validity or enforcement and the construction or interpretation of this Agreement.

11.3 Notices. Each notice, request, demand, and other communication from one Party to the other under this Agreement must be in writing and delivered in person or by courier or sent by certified mail, overnight mail, or facsimile, in any case prepaid by the notifying Party, and must be addressed as follows:

                                   If to Ace:
                                    Ace Cash Express, Inc.
                                    1231 Greenway Drive
                                    Suite 800
                                    Irving, Texas 75038
                                    Facsimile: (972) 582-1430
                                    Attention: Jay B. Shipowitz,
                                    Chief Financial Officer

                                   If to GNB:
                                    Goleta National Bank
                                    5827 Hollister Avenue
                                    Goleta, California 93117
                                    Facsimile: (805) 683-2082
                                    Attention: Llewellyn W. Stone,
                                    President and Chief  Executive Officer

         A Party may change its address for this purpose by giving Notice of that change to the other Party in accordance with this Section 11.3. Each Notice delivered or sent as provided above in this Section 11.3 will be deemed given, received, and effective on the date of actual receipt (or refusal) by the addressee.

11.4 Assignment. This Agreement shall be binding on each of the Parties and their respective permitted successors and permitted assigns. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, except that:

         (a) the consent of the other Party may not be unreasonably withheld or delayed if the proposed assignment is to a person that is capable of performing the assigning Party's obligations under this Agreement, and

         (b) this restriction on assignment will not apply to a merger, consolidation, or share exchange by a Party or the transfer of the capital stock of a Party unless that transaction will render that Party incapable of performing its obligations under this Agreement.

         Nothing in this Section 11.4 or otherwise in this Agreement prohibits the assignment of a Party's right to receive amounts due under this Agreement or Ace's grant of a security interest or lien in its rights under this Agreement to its secured creditors. Any purported assignment in violation of this Section 11.4 is void and ineffective.

11.5 Interpretation and Certain Definitions. This Agreement is the result of the Parties' negotiations, and no provision of this Agreement is to be construed for or against either Party because of the authorship of that provision. In the interpretation of this Agreement, except as otherwise stated or the context otherwise requires:

         (a) "business day" means any Monday through Friday, excluding any such day on which national banks are authorized to be closed;

         (b) "person" means an individual or natural person; a corporation, partnership, limited liability company, trust, association, or other entity of any kind; or a government, court, or governmental agency or authority;

         (c)      "including"   or  "include"  does  not  denote  or  imply  any
                  limitation;


         (d) "Article" refers to an Article of this Agreement, and "Section" refers to a Section of this Agreement;

         (e) "affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person (and for this purpose "control" and correlative terms means the power to direct the management and affairs of a person);

         (f) the singular includes the plural, and visa versa, and each gender includes each of the others;

         (g) captions or headings in this Agreement are only for reference and are not to be considered in interpreting this Agreement; and

         (h)      each Exhibit is an integral part of this Agreement.

11.6 Severability. If any part of this Agreement is or becomes invalid, it is or will be severed from the rest of this Agreement and the rest of this Agreement remains or will remain in effect so long as (i) the continued effectiveness of the rest of this Agreement will not impose or result in any substantial economic detriment to either Party or (ii) the Parties amend this Agreement as necessary to preserve their underlying economic or financial arrangements.

11.7 Integration; Amendment. This Agreement, together with its Exhibits, is the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all prior agreements or understandings regarding that subject matter. This Agreement may be amended or modified only by a writing signed by the Parties.

11.8 Counterpart Signatures. This Agreement may be signed in counterparts, with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one, and the same, document.

                                   SIGNATURES:

                            ACE CASH EXPRESS, INC.



                            By:       /s/ Jay B. Shipowitz
                                     -------------------------------------------

                            Name:    Jay B. Shipowitz
                            Title:   Senior Vice President and
                                     Chief Financial Officer


                            GOLETA NATIONAL BANK



                            By:       /s/ Llewellyn W. Stone
                                     -------------------------------------------

                            Name:    Llewellyn W. Stone
                            Title:   President and Chief Executive Officer



EXHIBIT A -- Credit Criteria
EXHIBIT B -- Collection Servicing Agreement
EXHIBIT C -- GNB marks and Ace marks
EXHIBIT D -- Master Loan  Participation  Agreement
EXHIBIT E -- Schedule of Interest and Fees
EXHIBIT F --  Preemptive  and Refusal Rights Agreement
EXHIBIT G -- Service Level Agreement

                                    EXHIBIT A

                                 CREDIT CRITERIA

*




























---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B

                         COLLECTION SERVICING AGREEMENT

                  This COLLECTION SERVICING AGREEMENT ("Agreement"), dated as of August 11, 1999, is between Goleta National Bank, a national banking association (the "Lender"), and Ace Cash Express, Inc., a Texas corporation (in its capacity as Servicer, the "Servicer").

                  WHEREAS, pursuant to the Master Loan Agency Agreement dated as of August11, 1999 (the "Master Agreement") the Lender has agreed to make certain short-term loans ("Loans") to borrowers who satisfy the "Credit Criteria" as that term is defined in the Master Agreement; and

                  WHEREAS, the Servicer is willing to service the Loans pursuant to the terms hereof.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         Section 1.2 References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         Section 1.3 Terms. The defined terms used herein are defined on Schedule B.

                                   ARTICLE II

                               SERVICING OF LOANS

         Section 2.1 Appointment and Acceptance; Responsibility for Loan Servicing. Ace Cash Express, Inc. is hereby appointed as Servicer pursuant to this Agreement. Ace Cash Express, Inc. accepts such appointment and agrees to act as the Servicer pursuant to this Agreement. The Servicer shall be obligated to perform such duties and only such duties as are specifically set out in this

Agreement and in the Master Agreement, and no implied duties or obligations on the part of the Servicer shall be read into this Agreement. This Agreement shall expire or terminate on the 90th day following the expiration or termination of the Master Agreement. Servicer hereby waives any fee or payment from Lender for its services under this Agreement.

         (a) The Servicer will have the obligation to service and make collections on the Loans. The Lender, at the written request of the Servicer, will provide the Servicer with any powers of attorney or other documents necessary or appropriate, as mutually agreed to by the Servicer and the Lender, to enable the Servicer to carry out its servicing duties hereunder.

         Section 2.2 General Duties. The Servicer will service and enforce the Loans subject to the provisions of this Agreement. The Servicer will perform the specific duties set forth in Schedule A (as may be amended and in effect from time to time) and such other duties described in this Agreement (collectively, the "Loan Services"). The Servicer will service and collect amounts owing on the Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable assets that it services for its own account. The Servicer will, subject to the provisions of this Agreement, follow its customary standards, policies, and procedures in connection with such servicing and collection. The Servicer shall commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Loan (a "Loan Legal Proceeding") promptly following any default in payment on such Loan, subject to the reasonable consent and approval of Lender. If the Servicer commences or participates in a Loan Legal Proceeding in accordance with this
Section 2.2, the Servicer is authorized and empowered by the Lender, pursuant to this Section 2.2, to execute and deliver, on behalf of itself and the Lender, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavit or other document or instruments in connection with any such proceedings. If the Servicer is legally prohibited from commencing a legal proceeding to enforce a defaulted Loan, then the Servicer will retain an attorney qualified to take legal action in the appropriate court.

         Section 2.3 Collection Efforts. The Servicer will use reasonable efforts to collect all payments called for under the terms and provisions of the Loans as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable assets that it services for its own account, subject to any reasonable direction of the Lender. The Servicer shall not, subject to Section 2.4, consent to amend, waive, modify or otherwise vary any provision of a Loan.

         Section 2.4 Modification of LoansSection Modification of Loans. The Servicer shall notify the Lender upon receipt of any request to amend, waive, modify, extend or otherwise vary the terms of a Loan, and follow the reasonable instructions of the Lender with respect to any such request or with respect to any other matter which requires the consent of the Lender.

         Section 2.5 Notice of DefaultSection Notice of Default. The Servicer and the Lender shall follow such procedures as they may agree to implement regarding any notice of the occurrence of any default under any Loan, provided such procedures shall provide, at a minimum, for periodic reporting of Loans in default. Each party shall maintain its own system for monitoring such defaults. Each party shall, in addition to periodic reporting, on the reasonable request of the other party, provide summary information regarding the Loans such party's records indicate are in default. In the event that the Servicer becomes aware of a failure by an Obligor to make a payment on a Loan when due, the Servicer shall follow the agreed upon procedures and, if required thereby, promptly commence activities as required pursuant to Section 2.2 and 2.3 hereof without the need for any additional notice or instructions related thereto from Lender.

                                   ARTICLE III

                             COOPERATION OF SERVICER

         Section 3.1 Servicer to Cooperate with Lender. The Servicer shall, at the request of the Lender, provide the Lender with such information and reports relating to the Loans as the Lender may reasonably require for the proper and efficient performance by the Lender of its obligations under this Agreement and the Master Agreement; provided that the Servicer shall not be required to provide such information if to do so would be contrary to any applicable law or regulation.

                                   ARTICLE IV

                           DELEGATION BY THE SERVICER

         Section 4.1 General. The Servicer may not, other than as expressly provided in Section 4.2, subcontract or delegate the provision or performance of the Loan Services.

         Section 4.2 Appointment of Delegates. The Servicer (the "Delegating Party") may, with the consent of the Lender (not to be unreasonably withheld or delayed), enter into agreements with one or more other agents or representatives (including any Affiliate of the Delegating Party) to perform all or a portion of the Loan Services, provided that the Servicer shall remain liable to the Lender for acts or omissions to act of any subcontractor, delegatee, agent or representative. All actions of such agent or representative taken pursuant to such a delegation agreement will be taken as an agent of the Delegating Party with the same force and effect as though performed by the Delegating Party.

         Section 4.3 Notice of Appointment. The Delegating Party shall, prior to the appointment of the agent or representative pursuant to Section 4.2, provide written notice to the parties hereto of such appointment.

         Section 4.4 Enforcement of Rights by Delegating Party . The Lender may require the Delegating Party to enforce any right which such Delegating Party may have against such agent or representative arising from the provision or performance of such delegated duties by such agent or representative.

         Section 4.5 Further Assurancee. The Lender will furnish the Delegating Party, and the Delegating Party will furnish any agents or representatives, with any powers of attorney and other documents necessary or appropriate to enable the Delegating Party or such agent or representative, as applicable, to carry out the Loan Services under this Agreement, as mutually agreed to by the Servicer and the Lender.

                                    ARTICLE V

                                   COLLECTIONS

         Section 5.1 Collection of Money. Except as otherwise expressly provided in the Master Agreement, (i) the Servicer, on behalf of the Lender, may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable on any Loan, and (ii) all moneys received by the Servicer shall be held in trust for the benefit of the Lender. The Servicer, acting on behalf of the Lender, shall apply all such money as provided in the Master Agreement.

         Section 5.2 Establishment of Accounts. The Servicer shall establish and maintain such accounts and sub-accounts as described in, and in accordance with the terms of, the Master Agreement on behalf of the parties specified therein.

                                   ARTICLE VI

                        ARTICLE LIMITATION ON LIABILITY

         Section 6.1 Consequential Damages. Notwithstanding anything to the contrary set forth herein: (i) the Servicer shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations shall be read into this Agreement; and (ii) in no event shall the Servicer be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

         Section 6.2 Limitation on Liabilities. Neither the Servicer nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own negligence or willful misconduct and except as provided in Section 4.2 hereof.

                      Notwithstanding anything to the contrary set forth herein, in no event shall the Servicer be liable for payment from its own funds for (i) any taxes on or by reference to any Loans or payments thereon or (ii) any alleged duty to make advances or (iii) except as set forth in the Master Agreement, any amount paid or to be paid by or for the account of the Lender.

                                  ARTICLE VII

                     ARTICLE REPRESENTATIONS AND WARRANTIES

(a)      The Servicer represents and warrants to the Lender that:

                  (1) such party is a Texas corporation validly existing and in good standing under the laws of the State of Texas;

                  (2) such party has the power and authority to make, execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                  (3) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general application; and

                  (4) the execution and delivery of this Agreement by such party and its fulfillment of or compliance with the terms and conditions of this Agreement does not and shall not, in any manner which would materially adversely affect its ability to perform its obligations under this Agreement, result in a breach of, or constitute a default under (i) any term, condition or provision of such party's charter or by-laws; (ii) the terms or provisions of any material indenture agreement, deed or trust, contract or other agreement or instrument to which such party is a party or by which such party is bound; or (iii) any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over such party which materially and adversely affects the ability of such party to perform its obligations.

(b)      The Lender represents and warrants to the Servicer that:

                  (1) such party is a banking association duly established, validly existing and in good standing under the laws of the United States;

                  (2) such party has the power and authority to make, execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                  (3) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general application; and

                  (4) the execution and delivery of this Agreement by such party and its fulfillment of or compliance with the terms and conditions of this Agreement does not and shall not, in any manner which would materially adversely affect its ability to perform its obligations under this Agreement, result in a breach of, or constitute a default under (i) any term, condition or provision of such party's charter or by-laws; (ii) the terms or provisions of any material indenture, agreement, deed or trust, contract or other agreement or instrument to which such party is a party or by which such party is bound; or (iii) any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over such party which materially and adversely affects the ability of such party to perform its obligations.

                                  ARTICLE VIII

                                    COVENANTS

         Section 8.1 Covenants of the ServicerSection Covenants of the Servicer. The Servicer, in addition to its duties and obligations set forth elsewhere in this Agreement or the Master Agreement, hereby covenants with the Lender that:

         (a) Performance of Duties and Obligations. It will give such time and attention and will exercise such skill, care and diligence and allocate sufficient resources as is necessary for the proper performance of its obligations under this Agreement in accordance with the standards imposed by and the terms of this Agreement.

         (b) Instructions from the Lender. It will, subject to the provisions of the Master Agreement, comply with all reasonable directions, orders and instructions which the Lender may from time to time give in accordance with the terms of this Agreement and the Master Agreement, provided that it shall not be obligated to act on any such instructions if it believes it has not received sufficient information to enable it to act and it shall not be liable for any failure to act on any such instructions in such circumstances.

         (c) Applications and Filings. It will prepare and submit in a timely manner all applications and filings as may be necessary to enable it to comply with its duties and obligations under this Agreement and the Master Agreement.

         (d) Maintenance of Records and Files. It will, at its own cost and expense, maintain all records and files required to be maintained by it pursuant to this Agreement and the Master Agreement in accordance with its customary procedures.

         (e) Compliance with Law. It will comply, in all material respects, with all material laws and regulations of any Governmental Authority applicable to it in connection with the performance of its obligations under this Agreement; provided that the Servicer, as the case may be, may contest any such law or regulation in any reasonable manner which will not materially and adversely affect the value of the Loans.

         (f) Use of Endorsement. Servicer will not use the authority granted to it to endorse items made payable to Lender for any purpose or in any manner other than in connection with the collection of Loans hereunder.

                                   ARTICLE IX

                                ARTICLE EXPENSES

         Section 9.1 Payment of Certain Expenses of Servicer. The Servicer shall be responsible for payment of all normal and customary expenses of collection, but shall be reimbursed for any extraordinary expenses relating to a Loan Legal Proceeding that Lender specifically requests be undertaken to collect a Loan.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Amendment. This Agreement may be amended from time to time by the Servicer and the Lender for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, provided such amendment must be in writing and signed by the Servicer and the Lender to be effective.

         Section 10.2 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

         Section 10.3 Notices. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and in English and shall be effective (a) upon receipt when sent through the registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) on the date personally delivered or delivered by courier to the party to which sent or
(c) on the date received by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

                           (i)      If to the Servicer:

                                    Ace Cash Express, Inc.
                                    1231 Greenway Drive
                                    Suite 800
                                    Irving, Texas 75038
                                    Fax No.:(972) 582-1430
                                    Attention: Chief Financial Officer


                           (ii)     If to the Lender:

                                    Goleta National Bank
                                    5827 Hollister Avenue
                                    Goleta California 93117
                                    Fax No: (805) 683-2082
                                    Attention: Chief Executive Officer

Each party hereto may, by notice given in accordance herewith to each the other party hereto, designate any further or different address to which subsequent notices shall be sent.

         Section 10.4 Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Loans; except that the continued effectiveness of the other provisions of this Agreement will be conditioned on their not imposing or resulting in any substantial economic detriment to either party or on the parties' amending this Agreement as necessary to preserve their underlying economic or financial arrangements.

         Section 10.5 Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto hereby manifest their intent that no third party shall be deemed a third-party beneficiary of this Agreement, and specifically that the Obligors are not third-party beneficiaries of this Agreement.

         Section 10.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

         Section 10.7 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 10.8 Incorporation by Reference . The Lender and the Servicer hereby agree that the provisions of Articles V through VIII of the Master Agreement, are hereby incorporated by reference, including the indemnification and arbitration provisions set forth therein. To the extent that the terms of this Agreement conflict with the terms of the Master Agreement, the terms of the Master Agreement shall control

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                           GOLETA NATIONAL BANK, as Lender

                           By: /s/ Llewellyn W. Stone
                           -----------------------------------------------------
                           Name: Llewellyn W. Stone
                           Title: President and Chief Executive Officer


                           ACE CASH EXPRESS, INC.,
                           As Servicer


                           By:  /s/ Jay B.Shipowitz
                           -----------------------------------------------------
                           Name: Jay B. Shipowitz
                           Title: Senior  Vice  President  and
                                  Chief Financial Officer

                                   SCHEDULE A

                                  LOAN SERVICES


                                I. LOAN SERVICES

         The Servicer's duties with respect to the Loans will include:

         (a) monitoring receipt and taking reasonable action consistent with procedures developed by Servicer and Lender to facilitate payments on Loans;

         (b) if requested by Lender, notifying the Lender as promptly as practicable as to any payments due but not received or any defaults by the Obligors;

         (c) undertaking enforcement procedures with respect to payments in arrears in accordance with Sections 2.2 and 2.3 of this Agreement;

         (d) providing the information to the Lender required under this Agreement; and

         (e) performing all such other services as are incidental to the above services and as are from time to time agreed upon with the Lender, including the services described in Section 1.5(i) and Section 1.5(j) of the Master Agreement.

                                   SCHEDULE B

                                   DEFINITIONS

"Affiliate" - a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another Person (and for this purpose "control"and correlative terms means the power to direct the management and affairs of a Person)

"Agreement" - as defined in the Recitals

"Delegating Party" - as defined in Section 4.2

"Lender"  -  as defined in the Recitals

"Loan Services" - as defined in Section 2.2

"Loan Legal Proceeding" - as defined in Section 2.2

"Loans" - as defined in the Recitals

"Master Agreement" - as defined in the Recitals

"notices" - as defined in Section 10.3

"Obligor" shall mean the individual obligated to repay a Loan

"Person" shall mean any individual, corporation, business trust, association, company, partnership, joint venture, governmental entity or any other legal entity

"Servicer" - as defined in the Recitals

                                    EXHIBIT D

                                   MASTER LOAN
                             PARTICIPATION AGREEMENT


         This Master Loan Participation Agreement (the "Agreement") is made as of the 11th day of August, 1999, between Goleta National Bank, a national banking association (hereinafter called "GNB") and Ace Cash Express, Inc., a Texas corporation (hereinafter called "Participant").

         WHEREAS, GNB may hereafter extend credit to various individual borrowers (hereinafter referred to as "Obligors") whose obligations to GNB are evidenced by a Promissory Note and other loan documents ("Loan Documents"), samples of which are attached hereto as Exhibit A (such extensions of credit are hereinafter referred to collectively as "Bank Loans");

         WHEREAS, as a result of its independent review, Participant has agreed to purchase an undivided interest in the Bank Loans upon the terms and conditions of this Agreement, which is intended to govern the purchase and sale of an undivided interest in each Bank Loan, the administration of the Bank Loans, the procedures upon default by any Obligor and other related matters; and


         WHEREAS, Participant desires to purchase, and GNB desires to sell to Participant, an * undivided percent (* %) interest in each of the Bank Loans.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, GNB and Participant hereby mutually agree as follows:

         1. GNB agrees to sell to Participant, from time to time, and Participant agrees to purchase from GNB, from time to time, an
                  * undivided percent ( * %) interest in each and every Bank Loan made by GNB.

         2. The purchase price for each Bank Loan purchased by Participant shall be * percent (* %) of the principal amount of such Bank Loan ("Purchase Price"). In no event shall Participant acquire any participation in a Bank Loan related to an overdraft or funding by Lender in excess of the approved Bank Loan.

         3. Within five (5) business days after the execution of this Agreement, Participant will establish an account or accounts (the "Account") at a bank chosen by Participant for the exclusive purpose of the transactions contemplated by this Agreement.

---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         4. The Purchase Price for each Bank Loan shall be transferred from the Account to GNB * and * percent (* %) of any payment of fees, interest or principal received by GNB on such Bank Loan shall be transferred to the Account * by GNB; provided however, that if any instrument representing payment of the fee, principal or interest on a Bank Loan is later dishonored, rescinded or revoked, or GNB, for any reason, fails to receive good funds, then the credit to the Account of Participant shall be transferred to GNB.

         5. GNB shall be responsible for administering the Bank Loans, collecting all payments (principal, interest, late fees, or receipts resulting from the liquidation of any collateral) and disbursing to Participant its share of all amounts received.

         6. GNB hereby represents, warrants and covenants that it shall exercise that degree of ordinary care that would be exercised by bankers or financiers, in the industry, in administering a Bank Loan in accordance with the usual practices and procedures employed by GNB on similar loans for its own account taking into consideration the size of the Bank Loan, creditworthiness of the applicable Obligor, other credit extended to the applicable Obligor and other matters customarily taken into account in underwriting and administering similar loans in the ordinary course of GNB's business. GNB hereby represents, warrants and covenants that it shall use reasonable efforts, consistent with the efforts GNB utilizes in connection with loans for its own account, to insure that the Loan Documents are enforceable in accordance with their terms, comply with regulatory requirements related thereto, and provide customary rights and remedies to the holder thereof.

         7. In the event of a default in the payment of principal, interest or fees due on a Bank Loan by Obligor, GNB shall not be required to remit Participant's share thereof until collected. GNB shall, subject to the standard set forth in
                  Section 6, have discretion with respect to the collection of any defaulted Bank Loan and may employ the services of agents, including Participant, to assist it in these collection efforts.

         8. Participant shall pay the "Expenses," related to the collection or enforcement of a defaulted Bank Loan unless otherwise provided in this Agreement or other Agreements between the parties. The term "Expenses" shall mean all reasonable out of pocket expenses incurred by GNB or any agent of GNB, which may be Participant, in connection with the collection of a Bank Loan including, but not limited to, outside attorneys' fees, and all other costs and expenses typically incurred by a lender in connection with the collection of a similar loan.

---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         9. GNB, or a custodian appointed by it, shall retain in trust physical possession of the Loan Documents and any other documents or instruments in its physical possession relating to the Bank Loans in accordance with the terms of this Agreement for the account of GNB and Participant as owners thereof. Any person, firm or corporation may deal with GNB concerning the Bank Loans in the same manner as if GNB were the sole owner thereof and no participation therein were outstanding.

         10. GNB, or its agents, shall maintain customary books and records relating to the Bank Loans, which shall be made available to Participant or its duly authorized agents at all reasonable times for the purposes of inspection, examination or audit upon three business days' written notice from Participant to GNB.

         11. GNB and Participant shall share any losses (but not unreimbursed Expenses) with respect to any defaulted Bank Loan in accordance with their respective interests in such Bank Loan (i.e. percent * (* %) of such loss shall be borne by Participant and * percent (* %) shall be borne by GNB).

         12. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both of the parties.

         13. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

         14. Each notice, request, demand, and other communication under this Agreement must be in writing and delivered in person, or by courier, or sent by certified mail, overnight mail, or confirmed facsimile, in any case prepaid by notifying party, and must be addressed as follows:




---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                           If to GNB:

                           Goleta National Bank
                           5827 Hollister Avenue
                           Goleta, California 93117
                           Facsimile: (805) 683-2082
                           Attn: Mr. Llewellyn W. Stone, President and
                                 Chief Executive Officer


                           If to Participant:

                           Ace Cash Express, Inc.
                           1231 Greenway Drive, Suite 800
                           Irving, Texas 75308
                           Facsimile: (972) 582-1430
                           Attn: Mr. Jay B. Shipowitz, Chief Financial Officer

                  Notices shall be deemed to be delivered, given and effective on the date of delivery. A party may change its address for this purpose by giving notice of that change to the other party in accordance with this Section 14. Each notice delivered or sent as provided above will be deemed given, received, and effective on the date of actual receipt (or refusal) by the addressee.

         15. This Agreement shall be construed fairly as to both parties and not in favor of or against either party, regardless of which party prepared this Agreement.

         16. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or validity hereof ("Dispute"), shall be settled by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the American Arbitration Association ("AAA") in effect as of the date of the Dispute and in accordance with the following subsections of this Section 16. (In the event of any inconsistency between the Rules and the arbitration provisions of this Section 16, the latter shall control.)

                  (a) The arbitration shall be conducted by a sole arbitrator who has experience in or is otherwise familiar with the kinds of business to which this Agreement relates and is not, and has not been, an affiliate or a family member of either Party. In the event an arbitrator who has such experience or familiarity cannot be found, then the Parties shall appoint an arbitrator who is mutually satisfactory to them. Such arbitrator shall be appointed by the Parties within fifteen (15) days from the filing of the Demand and Submission in accordance with Section

                           7 of the Rules. If the Parties fail to agree upon a sole arbitrator within such 15-day period and fail to agree to an extension of such period, the arbitration shall be conducted by a sole arbitrator appointed by the AAA in accordance with Section 14 of the Rules. The arbitrator appointed shall be knowledgeable in the subject matter of the Dispute.

                  (b) The place of arbitration shall be Phoenix, Arizona, and the final decision or award of the arbitrator shall be issued at the place of arbitration. The arbitrator may, however, call and conduct hearings and meetings at such other places as (i) the Parties hereby may agree or (ii) the arbitrator may, on the motion of a Party, determine to be necessary to obtain significant testimony or evidence.

                  (c) The arbitrator shall have the power to authorize all forms of discovery (including depositions, interrogations and document production) on a showing of particularized need that the requested discovery
                           (i) is likely to lead to material evidence needed to resolve the controversy and (ii) is not excessive in scope, timing, or cost.

                  (d) The arbitrator shall not have the power to (i) rule upon or grant any extension, renewal or continuance of this Agreement, (ii) award damages or other remedies expressly prohibited by this Agreement, or
                           (iii) grant interim injunctive relief before rendering the final decision or award. Nevertheless, either of the Parties may apply for an obtain temporary or provisional injunctive relief from any court having jurisdiction over one or both of the Parties or their assets regarding any violation or alleged violation by the other Party of its obligations under this Agreement.

                  (e) The final decision or award of the arbitrator shall be made as soon as reasonably practicable after the appointment of the arbitrator under Section 16(a). Such a final decision or award may include (i) recovery of actual damages for violation of any obligations under this Agreement or of governing law or (ii) injunctive relief against threatened or actual violations of any obligations under this Agreement or of governing law.

                  (f) The final decision or award of the arbitrator shall be final and binding on the Parties, and judgment upon such final decision or award may be entered in any court having jurisdiction over one or both of the Parties or their assets. The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made before the final decision or award of the arbitrator.

                  (g) Subject to the final decision or award of the arbitrator, each of the Parties shall bear an equal portion of the arbitrator's fees and expenses, and each shall bear all of its own expenses. The arbitrator shall have the power, however, to award recovery of all fees and expenses (including attorneys' fees, administrative fees, arbitrator's fees and court costs) to the prevailing Party in the arbitration.

         17. If any provision of this Agreement shall be declared to be unenforceable or invalid, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         18. Time is of the essence of this Agreement and every provision hereof in which time of performance is a factor.

         19. Neither the execution of this Agreement, the sharing of the Loan Documents, nor any agreement to share in the Bank Loans is intended to create a partnership or joint venture between Participant and Lender.

         20.      Except  as  specifically   provided  in  Section  21  of  this
                  Agreement, none of the provisions of this Agreement shall inure to the benefit of any Obligor or any person other than Participant and Lender.

         21. GNB acknowledges that Participant's interest in each and every Bank Loan made by GNB (i.e., Participant's participation interest) is subject to a first priority security interest in favor of Wilmington Trust Company, a Delaware banking corporation ("Trustee"), pursuant to the terms of (i) that certain Amended and Restated Assignment of Deposit Accounts and Security Agreement, dated as of July 31, 1998, by and between Participant and Trustee, for the ratable benefit of the beneficiaries from time to time a party to the Collateral Trust Agreement (as hereinafter defined), as the same may be amended, modified or extended from time to time, and (ii) that contain Amended and Restated Collateral Trust Agreement, dated as of July 31, 1998, by and among Participant, Wells Fargo Bank (Texas), National Association, a national banking association, as Agent, Principal Life Insurance Company, an Iowa corporation, Travelers Express Company, Inc., a Minnesota corporation, and Trustee, as the same may be amended, modified or extended from time to time (the "Collateral Trust Agreement"). Notwithstanding any provision of this Agreement to the contrary, any payments to be made to Participant (in that capacity and not as loan servicing agent) under this Agreement shall, upon receipt of written notice by GNB from Trustee, be paid directly to Trustee at its principal office in Wilmington, Delaware, for application pursuant to the Collateral Trust Agreement. GNB is entitled to rely upon and is authorized and directed to follow all written instructions of Trustee contained in any notice described in the preceding sentence, and GNB shall have no duty to inquire as to the authorization or authenticity of any such instructions. GNB further acknowledges that Participant's rights in this Agreement may be assigned to Trustee as additional collateral security for the beneficiaries from time to time a party to the Collateral Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                            GOLETA NATIONAL BANK


                            By:       /s/ Llewellyn W. Stone
                            ----------------------------------------------------
                            Name: Llewellyn W. Stone
                            Title    President and Chief Executive Officer



                            ACE CASH EXPRESS, INC.


                            By:       /s/ Jay B. Shipowitz
                            ----------------------------------------------------

                            Name: Jay B. Shipowitz
                            Title: Senior Vice President and
                            Chief Financial Officer

                                    EXHIBIT E

                          SCHEDULE OF INTEREST AND FEES

1. Interest. GNB will charge the borrower interest on each Bank Loan including each Renewal, which interest will be shared by GNB and Ace in accordance with the participation percentage of the corresponding Bank Loan as set forth in that certain Master Loan Participation Agreement by and between GNB and Ace.

2. Loan Participation Processing Fee. GNB will charge Ace (and not the borrower), and Ace will pay to GNB, a Loan Participation Processing Fee for processing the out participation of each Bank Loan (including each Renewal) to Ace equal to the sum of (a) * (*) of all interest charged to the borrower on each Bank Loan (including each Renewal) plus (b)*(*). The Loan Participation Processing Fee will be charged by GNB and paid by Ace at the time interest is actually paid by the borrower on each Bank Loan (including each Renewal).

3. Card Fee. GNB will charge Ace and Ace will pay to GNB, not later than 60 days from the date of delivery of the Card to the Ace Location, * (*) for each Card so delivered.

4. ATM Charges. Borrowers who access the Bank Loan proceeds with the Card through an automated teller machine will pay all costs charged by the ATM in addition to GNB's charge of * (*) per withdrawal (the "Withdrawal Fee"). There will be no charge for disbursement of Bank Loan proceeds at a Location at which Bank Loans are offered. GNB will pay Ace a commission equal to *(*) for each Withdrawal Fee collected by GNB, which commission will be paid not later than the fifteenth (15th) day of the month immediately following the month in which the Withdrawal Fee is collected.















---------------
* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT F

                     PREEMPTIVE AND REFUSAL RIGHTS AGREEMENT


*






















---------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT G

                             SERVICE LEVEL AGREEMENT

Servicing Agreement
Goleta National Bank will operate or cause to be operated a facility to authorize loans described in this agreement. The facility will include computer servers that electronically authorize and process transactions.

Operation of Computer System
The authorization computer system will be expected to operate 24 hrs/day 7 days/week with scheduled maintenance to take place during off peak hours. Any scheduled down times will not be planned to exceed 2 hours and will be announced at least 24 hours prior to such down time.

Unscheduled Down Time
Computer Systems Fail. As a result Bank will have in place prudent backup systems that can be started within 15 minutes of failure when staffed and within 30 minutes of failure during un-staffed times. If the system failure is expected to exceed 5 minutes, then Bank will allow the manual authorization of loans through telephone calls and/or fax to the Bank's designated servicing office.

     Staffing Hours (Pacific Time)      Testing Period             After Testing
     -----------------------------      --------------             -------------
     Monday-Friday                      7am - 6pm                  6am - 9pm
     Saturday                           8am - 4pm                  7am - 9pm
     Sunday                             Closed                     7am - 5pm

Non-Staffed Hours
Bank Representatives will be on call through an Answering Service 24 hours for emergencies during non-staffed hours at a designated toll free telephone number to be announced later.

         AGREED to this 11th day of August, 1999, by the undersigned.

                                                 GOLETA NATIONAL BANK


                                By:       /s/ Llewellyn W. Stone
                                         ---------------------------------------
                                Name: Llewellyn W. Stone
                                Title:   President and Chief Executive Officer


                                         ACE CASH EXPRESS, INC.


                                By:       /s/ Jay B. Shipowitz
                                         ---------------------------------------
                                 Name: Jay B. Shipowitz
                                 Title: Senior Vice President and
                                        Chief Financial Officer